UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2012

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 Munoz Rivera Ave., Popular Center Building , Hato Rey , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, Popular, Inc. (the "Corporation") announced the appointment, effective March 15, 2012, of Ileana González as Head of the newly created Commercial Credit Administration Group. The Corporation also announced the appointment, effective on the same date, of Jorge J. García as Corporate Comptroller of the Corporation. Mr. García will assume the duties of principal accounting officer of the Corporation, succeeding Ileana González. Mr. García will report to Jorge A. Junquera, Senior Executive Vice President and Chief Financial Officer of the Corporation.

Mr. García, age 39, joined the Corporation in 2005 and has served in various positions within the Corporation, including since June 2009 as Senior Vice President and Director of Finance and Accounting of Banco Popular North America, the Corporation’s banking subsidiary in the mainland United States. He holds a B.B.A. in accounting from the University of Iowa.

In connection with his appointment, Mr. García will be entitled to receive annually a base salary of $285,000 and a one-time retention bonus of $90,000, subject to his continued employment with the Corporation for three years after his appointment. He will also be entitled to participate in an annual incentive plan providing for short-term cash incentives, based on the Corporation’s financial results and individual performance objectives. Under the annual cash incentive plan, Mr. García’s short-term cash incentive could represent up to an additional 60% of his earned base salary (with a target of 35%), provided all objectives are met. In addition, Mr. García will be entitled to participate in the Corporation’s long-term equity award program, which is funded at 25% of eligible base salaries and is payable in restricted stock of the Corporation. Awards under the incentive plans are granted on a discretionary basis, subject to individual and business performance objectives and targets set at the beginning of each year. Mr. García will also be entitled to the use of a company-owned automobile. The Corporation will provide customary relocation benefits in accordance with its internal policies. Mr. García will also enjoy benefits available to other employees of the Corporation in Puerto Rico, such as a Christmas bonus, eligibility to make tax-deferred contributions through payroll deduction under the Corporation’s Savings and Investment Plan and a comprehensive medical plan, among others.

The Corporation has issued a press release in connection the appointments described above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated February 15, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

February 15, 2012	By:	/s/ Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Corporate Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 15, 2012